UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2023 (April 6, 2023)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2023, L. B. Foster Company, a Pennsylvania corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Mr. Aron R. English, Mr. Bryson O. Hirai-Hadley, and Mr. Alexander B. Jones (each, and “Investor” and collectively, the “Investor Group”). As of the date of the Agreement, the Investor Group has represented to the Company that it is deemed to beneficially own shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), totaling, in the aggregate, 1,026,206 shares or approximately nine and three tenths percent (9.3%) of the Common Stock outstanding.

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) appointed Mr. Alexander B. Jones, effective immediately, to serve as a non-voting observer to the Board (the “Board Observer”). Subject to the terms and limitations of the Cooperation Agreement, the Board Observer is entitled to attend, participate in discussions, and provide input at any portion of Board meetings and meetings of any Board committee at which certain enumerated topics (including business operations, financial results, capital allocation, investor communications, shareholder value enhancement initiatives, strategic transactions, acquisitions, dispositions and/or any other material corporate transactions) are discussed. Subject to the terms and limitations of the Cooperation Agreement, the Board Observer is also entitled to receive copies of the applicable portion of any notices, minutes, consents, and other materials and information relating to any of the aforementioned topics that the Company provides to the directors on the applicable committees and/or the Board at the same time and in the same manner as provided to such directors. The Company has also agreed to reimburse the Investor Group for legal fees and expenses as actually and reasonably incurred in connection with the Investor Group’s involvement at the Company through the date of the Cooperation Agreement, including, but not limited to its Schedule 13D filings, its engagement with members of the Company’s management team and shareholders, and the negotiation and execution of the Cooperation Agreement, in an amount not to exceed $18,000.

The Board Observer is neither a member of the Board or any committee nor shall he be counted for purposes of a voting, quorum, or any other reason, nor shall the Board Observer have the right to vote on any matter under consideration by the Board or any committee or otherwise have any power to cause the Company to take, or not to take, any action. In addition, the Board Observer shall not be entitled to receive any remuneration from the Company as a result of serving as a Board Observer.

The Board Observer may be replaced or removed (with or without cause) from time to time and at any time by the Investor Group upon written notice to the Company; provided, however, that any replacement Board Observer shall be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned, or delayed).

The covenant relating to the appointment of the Board Observer will terminate and be of no further force or effect immediately on the earliest of (i) the expiration of the Standstill Period (as defined below), (ii) the date at which the Investor Group no longer owns at least five percent (5%) of the issued and outstanding shares of the Company’s Common Stock, or (iii) the date at which the Investor Group provides written notice to the Company of its voluntary termination of its right to appoint a Board Observer.

Under the terms of the Cooperation Agreement, the Investor Group has agreed to certain customary standstill provisions with respect to the Investor Group’s actions with regard to the Company and the Common Stock for the duration of the Standstill Period which is defined as the period commencing on the date of the Agreement and ending upon the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the advance notice period for the submission by shareholders of director nominations (as set forth in the advance notice provisions of the Company’s Bylaws) for consideration at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), and (ii) one hundred twenty (120) calendar days prior to the first anniversary of the 2023 Annual Meeting (such date, the “Termination Date”).

Pursuant to the Cooperation Agreement, the Investor Group has agreed that at the 2023 Annual Meeting and during the pendency of the Standstill Period, the Investor Group will take certain actions, including to vote, or cause to be voted, all shares of common stock beneficially owned by each member of the Investor Group in favor of (a) each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board), and (b) each of the shareholder proposals listed on the Company’s proxy card or voting instruction form as identified in the Company’s proxy statement in accordance with the Board’s recommendations, including in favor of all other matters recommended for shareholder approval by the Board; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) recommends otherwise with respect to any proposals (other than the election or removal of directors), each of the Investors shall be permitted to vote in accordance with the ISS recommendation; provided, further, that each of the Investors shall be permitted to vote in their sole discretion with respect to any publicly announced proposals relating to a merger, acquisition, disposition of all or substantially all of the assets of the Company, or other business combination involving the Company requiring a vote of shareholders of the Company.

The Cooperation Agreement also contains certain customary confidentiality, non-disparagement, and other undertakings by the Investor Group and the Company. In addition, the parties have made customary representations and warranties.

The foregoing description of the Cooperation Agreement is not purported to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company on April 7, 2023 announcing the appointment of Mr. Jones as Observer to the Board and entry into the Cooperation Agreement is attached hereto as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Cooperation Agreement, effective as of April 6, 2023, between L.B. Foster Company and certain Investors specified therein.

*99.2	Press Release dated April 7, 2023, of L.B. Foster Company.

*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	April 7, 2023	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary